Metz Lewiz LLC
11 Stanwix Street 18th Floor pittsburgh Pennsylvania 15222
Phone 412.918.1100  Fax 412.918.1199



                                                               December 19, 2001

Fort Pitt Capital Funds
790 Holiday Drive
Foster Plaza Eleven
Pittsburgh, PA  15220
Attention:  Thomas P. Bellhy

Re:      Legal Opinion

Dear Mr. Bellhy:

     We have examined the Agreement and Declaration of Trust (the "Declaration") of Fort Pitt Capital Funds (the "Trust"), a business trust organized under the Delaware Business Trust Act, the By-Laws of the Trust, and various pertinent documentation we deem material. We have also examined the Notification of Registration on Form N-8A filed under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date and filed on behalf of the Trust, as well as other items we deem material to this opinion.

     The Trust is authorized by the Declaration to issue an unlimited number of shares of beneficial interest, all with a par value of $0.001, and the Trust's Board has established and designated a single series of shares as the Fort Pitt Total Return Fund (the "Series"), and has allocated an unlimited number of shares to the Series. The Declaration also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.

     The Trust has filed with the U.S. Securities and Exchange Commission a Registration Statement on Form N-1A under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Series pursuant to the provisions of Section 24(f) of the Investment Company Act. You have also informed us that the shares of the Series will be sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of shares of a Series remains effective, the authorized shares of that Series, when issued for the consideration set by the Board of Trustees pursuant to the Declaration, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, along with any amendments thereto, covering the registration of the shares of the Series under the Securities Act and the registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Series are offered, and we further consent to reference in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                         Very truly yours,

                                         METZ LEWIS, LLC



                                         By /s/ John W. Lewis
                                         ---------------------------------------
                                         John W. Lewis, II, a Member